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                                                                      EXHIBIT 10
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                           STOCK PURCHASE AGREEMENT



                                 BY AND AMONG



                         ALLIED WASTE INDUSTRIES, INC.

                                      AND

                  THE PURCHASERS LISTED ON SCHEDULE 1 HERETO




                          ___________________________


                                  Dated as of


                                 July 30, 1999

                          ___________________________



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

                           STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of July 30, 1999 (this "Agreement"), by and among Allied Waste Industries, Inc., a Delaware corporation (together with its predecessors and successors, the "Company"), and each of the purchasers listed on Schedule 1 hereto (the "Purchasers").

          WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of March 7, 1999, as amended and restated as of May 21, 1999 (the "Merger Agreement"), by and among Browning Ferris Industries, a Delaware corporation ("BFI"), the Company and AWIN I Acquisition Corporation, a Delaware corporation;

          WHEREAS, prospective bank lenders have entered into a commitment letter, dated March 7, 1999, with the Company, providing for up to $9.5 billion of new borrowing upon the closing of the transactions contemplated by the Merger Agreement, and it is a condition to the funding of such commitment that the Company receive an additional equity investment; and

          WHEREAS, the Company, certain of the Purchasers and affiliates of certain of the Purchasers entered into a commitment letter, dated March 7, 1999 (the "Commitment Letter"), providing for the issuance and purchase of the Shares (as defined) subject to the satisfaction or waiver of certain conditions;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.


                                   ARTICLE I

                                  DEFINITIONS

               (a) As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Apollo" means Apollo Advisors II, L.P., a Delaware limited partnership, on behalf of one or more managed funds.

          "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any stock exchange or listing requirement of any stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted (an "Exchange Requirement").

          "Bank Commitment Letter" means the bank commitment letter and related documents, dated March 7, 1999, as amended, among the Company and the lenders named therein.

          "Bank Financing" means the incurrence by the Company of up to $9.5 billion principal amount of indebtedness under the Financing Documents.

          "Basic Documents" means the Merger Agreement, the Financing Documents and the Equity Documents.

          "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, on behalf of one or more managed funds.

          "Business Day" means any day other than a Saturday, a Sunday or a day when banks in The City of New York are authorized by Applicable Law to be closed.

          "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

          "Certificates of Designation" means (i) the Certificate of Designation relating to the Series A Preferred Stock, in the form attached hereto as Exhibit
                                                                         -------
A (the "Series A Certificate"), and (ii) the Certificate of Designation relating
-
to the Series B Junior Preferred Stock, in the form attached hereto as Exhibit B
                                                                       ---------
(the "Series B Certificate").

          "Commission" means the United States Securities and Exchange
Commission.

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          "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission since December 31, 1997 (and all notes, exhibits and schedules thereto and documents incorporated by reference therein).

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

          "Conversion Shares" means the shares of Common Stock and Series B Junior Preferred Stock issuable upon the conversion of the Series A Preferred Stock in accordance with the terms of the Series A Certificate and the shares of Common Stock issuable upon the conversion of the Series B Junior Preferred Stock in accordance with the terms of the Series B Certificate.

          "Equity Documents" means this Agreement, the Registration Rights Agreement, the Certificates of Designation and the Shareholders Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Financing Documents" means the Credit Agreement, to be dated as of the Closing Date (the "Credit Agreement"), among the Company, Allied Waste North America, Inc., the lenders a party thereto, The Chase Manhattan Bank, as administrative agent and collateral agent, Citicorp USA, Inc., as syndication agent, and DLJ Capital Funding, Inc, as documentation agent and the documents to be delivered in connection therewith in connection with the initial funding of loans thereunder.

          "GAAP" means United States generally accepted accounting principles, consistently applied.

          "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

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          "Investment Agreement" means the Amended and Restated Investment
Agreement, to be dated the Closing Date, to be entered into by and among the Purchasers and others concurrently with the Closing, in the form attached hereto as Exhibit C.
   ---------

          "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

          "Material Adverse Effect" means, (i) a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Company and the Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Company or any of the Subsidiaries to perform their collective obligations under any of the Basic Documents, or (iii) a material impairment of the rights of the Purchasers under or enforceability by the Purchasers of the Equity Documents.

          "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Preferred Stock" means the Preferred Stock, par value $.10 per share, of the Company.

          "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, to be dated as of the Closing Date, to be entered into by and among the Company, the Purchasers and others concurrently with the Closing, in the form attached hereto as Exhibit D.
                                        ---------

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Series A Preferred Stock" means the Series A Senior Convertible Preferred Stock of the Company, having the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Series A Certificate.

          "Series B Junior Preferred Stock" means the Series B Junior Preferred Stock of the Company, having the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Series B Certificate.

          "Shareholders Agreement" means the Second Amended and Restated Shareholders Agreement, to be dated as of the Closing Date, to be entered into by and among the Company, the Purchasers and others concurrently with the Closing, in the form attached hereto as Exhibit E.
                                        ---------

          "Shares" means the shares of Series A Preferred Stock to be issued and sold by the Company to the Purchasers under Section 2.1 hereof.

          "subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership, or
(iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of the directors or other governing body of such Person.

          "Subsidiary" means a subsidiary of the Company.

          "Transactions" means the transactions contemplated by the Basic Documents.

               (b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:


          Term                                    Section
          ----                                    -------

          Agreement                               Preamble
          Apollo Management                        2.2(c)
          AWNA                                     2.2(b)
          BFI                                     Preamble
          Blackstone Management                    2.2(c)
          Closing                                  2.2
          Closing Date                             2.2
          Commitment Letter                       Preamble
          Company                                 Preamble
          CSI                                      3.3
          DGCL                                     3.8

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          indemnified person                       8.1
          Information                              3.9
          Issuance                                 2.1
          Losses                                   8.1
          Merger Agreement                        Preamble
          Nonperforming Purchaser                  8.4(a)
          Notices                                  8.2
          Performing Purchasers                    8.4(b)
          Projections                              3.9
          Purchasers                              Preamble
          Purchase Price                           2.1
          Substitute Purchaser Undertaking         8.4(b)
          Supplying Purchasers                     8.18


                                  ARTICLE II

                               SALE AND PURCHASE

          SECTION 2.1.   Agreement to Sell and to Purchase; Purchase Price.  On
                         -------------------------------------------------
the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase and accept from the Company, such number of Shares as is indicated on such Purchaser's signature page attached hereto (the "Issuance"), for a purchase price, payable in immediately available funds, equal to $1,000.00 per Share (the "Purchase Price").

          SECTION 2.2.   Closing.  The closing of the Issuance (the "Closing")
                         -------
shall take place simultaneously with the closing of the merger contemplated by the Merger Agreement, or such other date as promptly thereafter as of which all of the conditions set forth in Article VII hereof shall have been satisfied or at such other time and date as the parties hereto shall agree in writing (such date and time, the "Closing Date"), at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 or at such other place as the parties hereto shall agree in writing.

          At the Closing:

               (a)  Each Purchaser shall deliver:

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

               (i) against delivery of a certificate or certificates representing the Shares being purchased by such Purchaser pursuant to Section 2.1; an amount equal to the aggregate Purchase Price of such Shares via wire transfer of immediately available funds to such bank account as the Company shall designate not later than two Business Days prior to the Closing Date;

               (ii)      an executed copy of the Registration Rights Agreement;

               (iii) an executed copy of the Investment Agreement (it being agreed that this clause (iii) is an agreement solely among the Purchasers and its breach shall not excuse the obligations of the Purchasers in any respect); and

               (iv)      an executed copy of the Shareholders Agreement.

          (b)  The Company shall deliver to each Purchaser:

               (i) against payment of the Purchase Price therefor, a certificate or certificates representing the Shares being purchased by such Purchaser pursuant to Section 2.1, which shall be in definitive form and registered in the name of such Purchaser or its nominee or designee (to the extent permitted by the Shareholders Agreement) and in a single certificate or in such other denominations as such Purchaser shall request not later than one Business Day prior to the Closing Date.

               (ii) an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, dated the Closing Date in the form of Exhibit F;
                                                              ---------

               (iii) an officer's certificate of the Company as contemplated by Section 7.2(h);

               (iv) a certificate of the secretary of the Company substantially in the form attached hereto as Exhibit G;
                                             ---------

               (v) long-form good standing certificates of each of the Company, BFI and Allied Waste North America, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("AWNA"), issued by the Secretary of State of the State of Delaware;

               (vi)      an executed copy of the Registration Rights Agreement;
and

               (vii)     an executed copy of the Shareholders Agreement.

          (c) The Company shall also deliver, if not previously delivered pursuant to the terms of the Commitment Letter, to Apollo Management IV, L.P. ("Apollo Management") or its designees, Blackstone Management Partners III LLC ("Blackstone Management"), GSCP, Inc. or its designee and DLJ Merchant Banking II, Inc. or its designee a non-refundable transaction fee of $11.0 million, $8.75 million, $2.5 million and $2.75 million, respectively, via wire transfer of immediately available funds to such bank accounts as such payees shall designate not later than two Business Days prior to the Closing Date.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

          The Company hereby represents and warrants to each Purchaser that on the date hereof and on the Closing Date as follows:

          SECTION 3.1.   Organization and Standing.  The Company is duly
                         -------------------------
incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.2.   Capital Stock.  (a)  As of June 30, 1999, (i) the
                         -------------
authorized Capital Stock of the Company consisted solely of 300,000,000 shares of Common Stock, of which 188,715,107 shares were issued and 188,112,392 shares were outstanding, and 10,000,000 shares of Preferred Stock, of which no shares were authorized, issued or outstanding. Each share of Capital Stock of the Company that is issued and outstanding immediately following the Closing, including without limitation the Shares, will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law. Since June 30, 1999, the Company has not issued any shares of Capital Stock except upon the exercise or conversion of securities outstanding on June 30, 1999 and securities whose aggregate proceeds have been less than $50 million.

          (b)  Except as set forth on Schedule 3.2, as of June 30, 1999, there
                                      ------------
are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary.

          (c) The Conversion Shares have been duly authorized and adequately reserved in contemplation of the conversion of the Series A Preferred Stock and the Series B Junior Preferred Stock and, when issued and delivered in accordance with the terms of the Series A Certificate or the Series B Certificate, as applicable, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation any Applicable Law.

          (d) The holders of the Series A Preferred Stock and the Series B Junior Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designations for each such series (subject to the limitations and qualifications set forth therein and under the DGCL).

          SECTION 3.3.   Authorization; Enforceability.  Each of the Company and
                         -----------------------------
each Subsidiary has the power and authority to execute, deliver and perform the terms and provisions of each of the Basic Documents to which it is a party, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Basic Documents and to consummate each of the Transactions. The Transactions have been approved by a majority of the members of the Company's Board of Directors who are not affiliated with the Purchasers, and such Board of Directors has received the opinion of Chase Securities Inc. ("CSI") to the effect that the sale of the Series A Preferred Stock is fair to the Company from a financial point of view. No other corporate proceeding on the part of the Company is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have duly executed and delivered each of the other Basic Documents to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other Basic Documents, when executed and delivered by the Company and each Subsidiary party thereto, will constitute, a legal, valid and binding obligation of each such Person.

          SECTION 3.4.   No Violation; Consents.  (a)  The execution, delivery
                         ----------------------
and performance by the Company and the Subsidiaries of each of the Basic Documents and the consummation of the Transactions do not and will not contravene any Applicable Law, except for any such contravention of an Exchange Requirement that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.4(a), the execution, delivery and performance by the Company and the Subsidiaries of each of the Basic Documents and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective assets is subject, or
(B), except pursuant to the Financing Documents, result in the creation or imposition of any Lien upon any of the assets of the Company or any Subsidiary, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of the Company or any Subsidiary.

               (b) Except for (i) the filings by the Company required by the HSR Act, (ii) applicable filings, if any, with the Commission pursuant to the Exchange Act, (iii) filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Merger, (iv) any required fillings with or approvals from authorities of any foreign country or Puerto Rico in which the Company, BFI or their respective subsidiaries conduct any business or own any assets and (v) any required filings with or approvals from applicable environmental authorities, public service commissions and public utility commissions, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance of any of the Basic Documents or the consummation of any of the Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.5.   Commission Filings; Financial Statements.  (a)  Since
                         ----------------------------------------
December 31, 1997, the Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, the Commission Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (b) Each of the historical financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein) and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods).

          SECTION 3.6.   Representations and Warranties in the Financing
                         -----------------------------------------------
Documents. The representations and warranties of the Company and the
---------
Subsidiaries in Sections 3.07, 3.08, 3.09, 3.10, 3.13, 3.14, 3.15, 3.16, 3.17,
3.18, 3.19, 3.20 and 3.21 of the Credit Agreement (including, without limitation, those made on the Closing Date both immediately before and immediately after giving effect to the Transactions and regardless of whether any such representations or warranties survive beyond the Closing Date) were true in all material respects as of the date thereof, and will be true in all material respects on the Closing Date (after giving effect to the Transactions), except in the case of such representations and warranties which are qualified by materiality, which were true in all respects as of the date thereof and will be true in all respects on the Closing Date (after giving effect to the Transactions).

          SECTION 3.7.   Private Offering.  Based, in part, on the Purchasers'
                         ----------------
representations in Section 4.2, the offer and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act. None of the Company and the Subsidiaries, nor anyone acting on behalf of any of them, has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would subject any of the Transactions to the registration provisions of the Securities Act.

          SECTION 3.8.   Antitakeover Laws.  The Company and the Board of
                         -----------------
Directors of the Company have each taken all action required to be taken by it in order to exempt the execution, delivery, and performance of the Equity Documents, the Issuance and the conversion of the Shares from, and each of the foregoing hereby is exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the State of Delaware, and Section 203 of the General Corporation Law of the State of Delaware (the "DGCL").

          SECTION 3.9.   Provided Information.  To the best of the Company's
                         --------------------
knowledge, all information (excluding information of a general economic nature and financial projections) concerning the Company, BFI and the Transactions (the "Information") that has been or will be prepared by or on behalf of the Company or any of the Company's authorized representatives and that has been made or will be made available to the Purchasers or any of their authorized representatives in connection with the Transactions, when taken as a whole, was or will be, at the time made available, correct in all material respects and do not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. All financial projections concerning the Company and the Transactions or, to the best of the Company's knowledge, BFI (the "Projections") that have been prepared by or on behalf of the Company or BFI or any of the Company's or BFI's authorized representatives and that have been or will be made available to the Purchasers or any of their authorized representatives in connection with the Transactions have been and at the time made available will be prepared in good faith based upon assumptions believed by the Company to be reasonable.

          SECTION 3.10.  Material Adverse Change.  Except as disclosed in the
                         -----------------------
Commission Filings, since December 31, 1998, there has not been any material adverse change in the business condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries, taken as a whole, after giving effect to the Transactions.


                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser severally as to itself only, and not jointly, hereby represents and warrants to the Company as follows:

          SECTION 4.1.   Authorization.  Such Purchaser is duly organized,
                         -------------
validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Such Purchaser has the power to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of such Basic Documents and to consummate the transactions contemplated hereby and thereby. No other proceedings on the part of such Purchaser are necessary for such authorization, execution, delivery and
consummation.   This Agreement constitutes, and each of the other Basic
Documents to which
such Purchaser is a party, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser.

          SECTION 4.2.   Private Placement.  (a) Such Purchaser understands that
                         -----------------
(i) the offering and sale of the Shares in the Issuance by the Company is intended to be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof, and (ii) there is no existing public or other market for the Shares.

               (b) Such Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

               (c) Such Purchaser is acquiring the Shares to be acquired hereunder (and will acquire the Conversion Shares) for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the public resale or distribution thereof, in violation of any securities law.

               (d) Each Purchaser understands that the Shares and the Series B Junior Preferred Stock will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

               (e) Each Purchaser (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares and the Series B Junior Preferred Stock and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which had access, and (C) can bear the economic risk of such investment in the Shares and the Series B Junior Preferred Stock, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares and to protect its own interest in connection with such investment.

          SECTION 4.3.   Authorization; Enforceability.  Each Purchaser has the
                         -----------------------------
power and authority to execute, deliver and perform the terms and provisions of each of the Equity Documents to which it is a party, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Equity Documents and to consummate each of the Transactions contemplated thereby. All requisite proceedings (corporate or other) on the part of such Purchaser necessary for such authorization, execution, delivery and consummation has been taken or made. Such Purchaser has duly executed and delivered this Agreement and, at the Closing, such Purchaser will have duly executed and delivered each of the other Equity Documents to be executed and delivered at or prior to Closing. This Agreement constitutes, and each of the other Equity Documents, when executed and delivered by such Purchaser, will constitute, a legal, valid and binding obligation of such Purchaser.

          SECTION 4.4.   No Violation; Consents.  (a)  The execution, delivery
                         ----------------------
and performance by such Purchaser of each of the Equity Documents and the consummation of the Transactions do not and will not contravene any Applicable Law except for such contraventions as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement. The execution, delivery and performance by such Purchaser of each of the Equity Documents and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the such Purchaser is party or by which such Purchaser is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of such Purchaser, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement, and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of such Purchaser.

               (b) No consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Purchaser for the execution, delivery and performance of any of the Basic Documents or the consummation of any of the Transactions, except (i) for those filings which have been made and (ii) where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement.

          SECTION 4.5.   No Brokers.  Except for the fees payable pursuant to
                         ----------
Section 2.2(c), no Purchaser has engaged any Person as a broker, finder or other agent who would be entitled to a fee relating to the consummation by such Purchaser of the Transactions to be contemplated by such Purchaser.

                                   ARTICLE V

                           COVENANTS OF THE COMPANY

          SECTION 5.1.   Operation of Business. (a) From the date hereof until
                         ---------------------
the Closing Date, except as contemplated by the Basic Documents, the Company shall, and shall cause each of the Subsidiaries to:

                         (i)    operate its business in all material respects in
compliance with Applicable Laws;

                         (ii)   not adopt any amendment to the Company's charter
or by-laws or comparable organizational documents that have or could reasonably be expected to have an adverse effect on the Purchasers or their ownership or control of the Shares; and

                         (iii)  except for issuances of Capital Stock of the
Subsidiaries to the Company or a wholly-owned Subsidiary (or on a proportionate basis to all of such Subsidiary's stockholders) and issuance of Common Stock or options to acquire Common Stock pursuant to employee benefit plans disclosed in the Commission Filings, as in effect on the date hereof, not issue, reissue, sell, pledge, dispose of or encumber or authorize the issuance, reissuance, sale, pledge, disposition or encumbrance of additional shares of Capital Stock of any class, or securities convertible into Capital Stock or any rights, warrants or options or other rights of any kind to acquire any convertible securities or Capital Stock or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock) of the Company or any of its Subsidiaries in excess of shares of Common Stock whose aggregate market value is less than $25 million, other than the issuance of the Shares and Conversion Shares, in accordance with the terms of the instruments governing such issuance on the date hereof.

               (b) From the date hereof until the Closing Date, except as provided for in, or contemplated by, the Basic Documents and except as consented to or approved by the Purchasers, the Company shall not, and shall not permit any of the Subsidiaries to, take any action that would trigger any adjustment as described in subparagraph 5(e) of the Series A Certificate unless such adjustment as described in subparagraph 5(e) of the Series A Certificate is made effective as of the Closing Date.

          SECTION 5.2.   Access to Books and Records.  (a)  The Company shall
                         ---------------------------
afford, and shall cause each of the Subsidiaries to afford, to each of the Purchasers and the Purchasers' accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 8.4) to all their respective properties, books, Contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall, upon request, furnish promptly to each of the Purchasers (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of Federal or state securities laws, and (ii) all other information concerning their respective business, properties and personnel as the Purchasers may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchasers.

               (b) The Company shall supplement the Information and the Projections from time to time until the Closing Date so that the representations and warranties in Section 3.9 shall remain correct.

          SECTION 5.3.   Agreement to Take Necessary and Desirable Actions.  The
                         -------------------------------------------------
Company shall (a) subject to the satisfaction of the conditions set forth in
Section 7.1, execute and deliver the Basic Documents to which it is a party and such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be necessary or reasonably requested by any of the Purchasers in order to consummate or implement expeditiously the Transactions in accordance with the terms of the Basic Documents.

          SECTION 5.4.   Compliance with Conditions; Reasonable Best Efforts.
                         ---------------------------------------------------
The Company shall use its best efforts to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          SECTION 5.5.   HSR Act Notification. To the extent required by the HSR
                         --------------------
Act, the Company shall, to the extent it has not already done so, (a) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States

Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company agrees to request, and to cooperate with the Purchasers in requesting, early termination of any applicable waiting period under the HSR Act.

          SECTION 5.6.   Consents and Approvals.  The Company (a) shall use its
                         ----------------------
reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of the Basic Documents or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any Governmental Authority in connection with such Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchasers all information concerning the Company and its Subsidiaries that counsel to the Purchasers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          SECTION 5.7.   Reservation of Shares. The Company shall:
                         ---------------------

                         (i)    cause to be authorized and reserve and keep
available at all times during which any of the Shares remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued shares of Capital Stock, or both, solely for the purpose of effecting the conversion of the Shares pursuant to the terms of the Series A Certificate, sufficient shares of Common Stock and Series B Junior Preferred Stock to provide for the issuance of the maximum number of shares issuable upon conversion of outstanding Shares and shares of Series B Junior Preferred Stock;

                         (ii)   issue and cause the transfer agent to deliver
such shares as required upon conversion of the Shares or shares of Series B Preferred Stock, as the case may be, and take all actions necessary to ensure that all such shares will, when issued and paid for pursuant to the conversion of the Shares or the Series B Junior Preferred Stock, as the case may be, be duly and validly issued, fully paid and nonassessable; and

                         (iii)  if any shares reserved for the purpose of
issuance upon conversion of the Shares or the Series B Junior Preferred Stock require registration with or approval of any Governmental Authority under any Applicable Law before such shares may be validly issued or delivered, secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

          SECTION 5.8.   Use of Proceeds.  The Company shall use approximately
                         ---------------
$7.3567 billion of the proceeds from the Issuance and the Bank Financing for payments to holders of shares of common stock or options of BFI pursuant to the Merger Agreement, up to approximately $177.0 million for severance and termination payments related to the acquisition of BFI contemplated by the Merger Agreement, up to approximately $740.5 million to repay commercial paper of BFI and up to approximately $319.8 million to repay the existing senior secured credit facility of AWNA. The remainder of such proceeds shall be used for payment of expenses incurred in connection with the Transactions and for general corporate purposes.

          SECTION 5.9.   Shareholder Vote.  The Company shall (unless previously
                         ----------------
adopted) present a proposal, in accordance with all Applicable Laws, at the Company's 2000 and 2001 annual meeting of its stockholders for purposes of voting on the approval of the conversion of the Shares into Common Stock. A majority of the members of the Board of Directors of the Company not affiliated with the Purchasers or their Affiliates shall, to the extent consistent with their fiduciary duties, recommend approval of such conversion by the Company's stockholders. Unless previously adopted, the Company shall submit such a proposal at two special meetings convened at the request of the holders of a majority of the outstanding Shares and at any other meeting chosen by the Company. In connection with any such meeting, the Company shall (a) use its reasonable best efforts to file and have cleared by the Commission and will thereafter mail to its stockholders as promptly as practicable all proxy materials for such meeting and (b) will use its reasonable best efforts to obtain the necessary approvals by its stockholders in accordance with Applicable Law.

          SECTION 5.10.  Filing of Certificates of Designation. Prior to the
                         -------------------------------------
Issuance, the Company shall file each of the Certificates of Designation with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the DGCL.

          SECTION 5.11.  Listing of Shares.  The Company shall use its
                         -----------------
reasonable best efforts to cause the shares of Common Stock and, after June 30, 2001, upon request of the holders of a majority of the outstanding shares of Series A Preferred Stock, to the extent permitted, the Series B Junior Preferred Stock issuable upon conversion of the Shares to be listed or otherwise eligible for trading on each principal trading market for the Common Stock.

          SECTION 5.12.  Tax Treatment of Shares.   (a) The Company and the
                         -----------------------
Purchasers hereby agree not to treat the Series A Preferred Stock or the shares of Series B Junior Preferred Stock as "preferred stock" within the meaning of Treasury regulation section 1.305-5(a), except to the extent required by a "determination" (as defined below) to the contrary. Except as otherwise required by a "determination," the Company and the Purchasers shall prepare any and all returns, reports, and other statements (including, in each case, any schedule or attachment thereto, or amendment thereof) filed for United States federal, state, or local income tax purposes in a manner consistent with such treatment. A "determination" shall mean a decision, judgment, decree, or other order by any court of competent jurisdiction, which decision, judgment, decree, or other order has become final, a closing agreement entered into under section 7121 (or any successor to such section) of the Code, or any other settlement agreement entered into in connection with an administrative or judicial proceeding.

               (b) If any United States federal, state, or local governmental authority with jurisdiction over matters relating to taxation (each, a "Tax Authority") asserts to the Company that the Series A Preferred Stock or the shares of Series B Junior Preferred Stock should be treated as "preferred stock" (within the meaning of Treasury regulation section 1.305-5(a)) or otherwise challenges the Company's treatment of the Series A Preferred Stock or the shares of Series B Junior Preferred Stock in a manner, or having an effect, that would, directly or indirectly, adversely affect any of the Purchasers (collectively, a "Tax Challenge"), the Company shall provide written notice of such event (a "Tax Challenge Notice") within ten days thereof to Apollo Management and Blackstone and Apollo Management and Blackstone shall have the right to assume the defense (at their expense) of any such Tax Challenge through counsel of their own choosing by notifying the Company within thirty days of the receipt by Apollo Management and Blackstone of the Tax Challenge Notice. If Apollo Management and Blackstone assume the defense of a Tax Challenge, the Company shall have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by Apollo Management and Blackstone; provided, that Apollo Management and Blackstone shall control all aspects of the defense, negotiation, and ultimate settlement or other disposition of the Tax Challenge. If Apollo Management and Blackstone choose to control the defense of any Tax Challenge, the Company shall cooperate in the defense thereof, which cooperation shall include, to the extent reasonably requested by Apollo Management or Blackstone, the retention and the provision to Apollo Management and Blackstone, of records and information relevant to such defense, making employees of the Company available on a mutually convenient basis to provide additional information, explanation of any materials or other information, and supplying any requested powers of attorney or other authorization requested by Apollo Management and Blackstone relating to the defense of the Tax Challenge, and the Purchasers shall reimburse the Company for all reasonable out of pocket expenses (but not any internal allocated expenses) relating to such cooperation. If Apollo Management and Blackstone choose not to assume the defense of any Tax Challenge, the Company shall control the defense, negotiation and ultimate settlement or other disposition of the Tax Challenge; provided, that (i) the Company shall use its reasonable best efforts to defend the position that the Series A Preferred Stock and the shares of Series B Junior Preferred Stock do not constitute "preferred stock" (within the meaning of Treasury regulation section 1.305-5(a)) and; (ii) that the Company shall not settle or otherwise resolve any Tax Challenge without the prior written consent of Apollo Management and Blackstone Shareholders, which consent shall not be unreasonably withheld. In addition, notwithstanding any provision to the contrary, the Company shall not take any action a purpose of which is to prejudice the defense of any Tax Challenge.

               (c) Except to the extent required by a "determination," the Company shall not report to any Tax Authority, or to the holders of the Series A Preferred Stock or the shares of Series B Junior Preferred Stock, as a dividend payment, any increases to the Liquidation Preference, or any other amount, resulting from, or relating to, the Company's failure to pay a dividend in cash on the Series A Preferred Stock or the shares of Series B Junior Preferred Stock on any Dividend Payment Date (as such terms are defined in the Certificates of Designation) or otherwise including, but not limited to, any reporting on Internal Revenue Service Forms 1098, 1099-DIV, or any similar forms or successors thereto.

          SECTION 5.13.  Periodic Information.  For so long as the Shares or any
                         --------------------
Conversion Shares are outstanding the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the Shares and the Conversion Shares and prospective purchasers of such shares with the information specified in Rule 144A(d) under the Securities Act.

          SECTION 5.14.  Legends.  So long as applicable, each certificate
                         -------
representing any portion of the Shares or the Series B Junior Preferred Stock shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO ALLIED WASTE INDUSTRIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SECOND AMENDED AND RESTATED SHARE-

     HOLDERS AGREEMENT, DATED AS OF JULY 30, 1999, BETWEEN ALLIED WASTE INDUSTRIES, INC. ("ALLIED") AND CERTAIN SHAREHOLDERS OF ALLIED NAMED THEREIN AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF ALLIED."


                                  ARTICLE VI

                          COVENANTS OF THE PURCHASERS

          SECTION 6.1.   Agreement to Take Necessary and Desirable Actions. Each
                         -------------------------------------------------
Purchaser shall (a) subject to the satisfaction of the conditions set forth in
Section 7.2, execute and deliver each of the Basic Documents to which it may be a party and such other documents, certificates, agreements and other writings and (b) take such other actions as may be reasonably necessary, desirable or requested by the Company in order to consummate or implement expeditiously the transactions contemplated hereby.

          SECTION 6.2.   Compliance with Conditions; Reasonable Best Efforts.
                         ---------------------------------------------------
Each Purchaser will use its reasonable best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Transactions.

          SECTION 6.3.   HSR Act Notification. To the extent required by the HSR
                         --------------------
Act, each Purchaser shall, if it has not already done so, (a) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each

Purchaser agrees to request, and to cooperate with the Company in requesting, early termination of any applicable waiting period under the HSR Act.

          SECTION 6.4.   Shareholder Vote.  The Purchasers shall vote the Shares
                          ---------------
and any shares of Common Stock or Series B Junior Preferred Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by them and their Affiliates for any proposal contemplated by Section 5.9 submitted to stockholders by the Company.

          SECTION 6.5.   Consents and Approvals.  Each Purchaser (a) shall use
                         ----------------------
its reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of the Equity Documents or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with such Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Purchaser that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).


                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

          SECTION 7.1.   Conditions to the Company's Obligations. The
                         ---------------------------------------
obligations of the Company hereunder required to be performed on the Closing Date shall be subject, at the election of the Company, to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

               (a) The representations and warranties of each Purchaser contained in this Agreement shall have been true and correct when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               (b) Each Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by such Purchaser at or prior to the Closing Date.

               (c) Any applicable waiting period under the HSR Act shall have expired or been terminated.

          SECTION 7.2.   Conditions to Purchasers' Obligations.  The obligations
                         -------------------------------------
of each Purchaser hereunder required to be performed on the Closing Date shall be subject, at the election of Apollo Management and Blackstone, to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

               (a) The representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3, 3.7 and 3.8 of this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct all material respects, in the case of clauses (A) and (B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               (b) The Company shall have performed in all material respects all of its obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Closing Date.

               (c) The Company shall have entered into each of the Registration Rights Agreement and the Shareholders Agreement.

               (d) The Company shall have filed each of the Certificates of Designation with the Secretary of State of the State of Delaware.

               (e) Any applicable waiting period under the HSR Act shall have expired or been terminated; provided, that each Purchaser has used its reasonable best efforts to obtain clearance under the HSR Act prior to satisfaction of the other conditions to this Agreement and the transactions contemplated by the Bank Documents.

               (f) The acquisition contemplated by the Merger Agreement and each of the other Transactions (other than the purchase by the Purchasers of the Shares) shall have been consummated or shall be consummated simultaneously with the other Transactions, without any waiver by the Company of the conditions thereto (without the prior written consent of the Purchasers affiliated with Apollo and Blackstone, which may be given or withheld in their sole discretion), and the Bank Financing shall be consummated on terms that in all material respects are as favorable to the Company and the Purchasers as those set forth in Bank Commitment Letter.

               (g) The Company shall have delivered to the Purchasers a certificate executed by it or on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraph (a) through (f) of this Section 7.2 has been satisfied.

               (h) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

               (i) The Purchasers shall have received (i) an opinion of counsel to the Company, dated the Closing Date, and addressed to the Purchasers, in the form attached hereto as Exhibit F and (ii) reliance letters from each counsel or
                        ---------
special counsel to the Company or any Subsidiary (in form and substance satisfactory to the Purchaser), dated the Closing Date, permitting the Purchaser to rely on all other opinions rendered by such counsel in connection with the Transaction.

               (j) The Purchasers shall have received certificates representing the Shares.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.1.   Indemnification. (a) All representations, warranties,
                         ---------------
covenants and agreements (except as to the extent covenants and agreements are required to be performed after the Closing Date, which shall survive indefinitely) contained in this Agreement shall survive the Closing for two years, except that (i) Section 3.6 shall survive so long as the underlying representations and warranties survive in the Credit Agreement and (ii) Sections 3.1, 3.2, 3.3, 3.7 and 3.8 shall survive without time limitation (but subject to statutes of limitation of general application). Notwithstanding the foregoing, with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation, warranty, covenant or agreement, such claims shall survive until the date they are finally adjudicated or otherwise resolved.

               (b) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates and partners, and the respective officers, directors, members, employees, advisors and agents of each of each Purchaser, its Affiliates and partners (each an "indemnified person"), from and against (and to reimburse each indemnified person as the same are incurred) any and all losses (including, but not limited to, impairment of the value of the Shares), claims, damages, liabilities, costs and expenses (collectively, "Losses") to which any indemnified person may become subject or incur based upon, arising out of, or in connection with (A) a breach of any representation, warranty or covenant of this Agreement or (B) claims by third parties relating to the Commitment Letter, the Bank Financing, the use of the proceeds thereof, the other Transactions or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that (x) the foregoing indemnity will not, as to any indemnified person, apply to Losses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (y) the maximum amount indemnifiable to each Purchaser (and its successors or assigns) under clause (A) shall not exceed the purchase price of the Shares purchased by such Purchaser. No person shall be liable for any indirect, consequential or punitive damages in connection with the Commitment Letter, the Financing Documents or its activities related to the Transactions.

               (c) If a person entitled to indemnity hereunder (an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 8.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary thereof. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

               (d) In fulfilling its obligations under this Section 8.1, after the Indemnifying Party has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 8.1, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion reasonably deem appropriate; provided, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion). Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (i) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a material conflict of interest, (ii) the

Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

          SECTION 8.2.   Notices.  All notices, demands, requests, consents,
                         -------
approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

          To the Company:

               Allied Waste Industries, Inc.
               15880 North Greenway-Hayden Loop
               Scottsdale, Arizona  85260
               Attn:  Steven Helm
                      Vice President, Legal
               Fax:   (602) 627-2703

          with a copy (which shall not constitute notice) to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York  10004
               Attn:  Peter Golden
               Fax:   (212) 859-4000

          To the Purchasers:

          To the address specified on the signature page executed by each such Purchaser,

          with a copy (which shall not constitute notice) to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue, Suite 3400
               Los Angeles, California  90071-3144
               Attn:  Michael A. Woronoff
               Fax:   (213) 687-5600

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Attn:  Wilson S. Neely
               Fax:  (212) 455-2502

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attn:  Stephen M. Besen
               Fax:  (212) 310-8007

          SECTION 8.3.   Governing Law.  This Agreement shall be governed by,
                         -------------
interpreted under, and construed in accordance with the laws of the state of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law.

          SECTION 8.4.   Termination. This Agreement may be terminated (i) at
                         -----------
any time prior to the Closing Date by mutual agreement of the Company, Apollo Management and Blackstone Management, on behalf of all purchasers, (ii) if the Closing shall not have occurred on or prior to December 31, 1999, by either the Company, Apollo Management or Blackstone Management, at any time after December 31, 1999 or (iii) if the Merger Agreement has been terminated, by the Company, Apollo Management or Blackstone Management. termination pursuant to the foregoing clause (i), (ii) or (iii) notwithstanding, Sections 8.1 and 8.10 hereof shall remain in effect. In addition, concurrently with any termination pursuant to clause (iii) of the second preceding sentence, the Company shall, if BFI becomes obligated to pay any fee to the Company pursuant to the Merger Agreement, including, without limitation, pursuant to Section 5.11(b) of the Merger Agreement, pay the fee described in Section 2.2(c).

          Section 8.5.   Entire Agreement. This Agreement and the Basic
                         ----------------
Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof, including, but not limited to, the Commitment Letter.

          SECTION 8.6.   Modifications and Amendments. No amendment,
                         ----------------------------
modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby. It is understood that members of the Company's board of directors nominated by Apollo and Blackstone will recuse themselves from any consideration by the Company of any amendment, modification or termination of this Agreement.

          SECTION 8.7.   Waivers and Extensions. Any party to this Agreement may
                         ----------------------
waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional.
it is understood that members of the Company's board of directors nominated by Apollo and Blackstone will recuse themselves from any consideration by the Company of any waiver of the terms and conditions of this Agreement. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          SECTION 8.8.   Titles and Headings. Titles and headings of sections of
                         -------------------
this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          SECTION 8.9.   Exhibits and Schedules. Each of the exhibits and
                         ----------------------
schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

          SECTION 8.10.  Expenses; Brokers. The Company shall pay or cause to be
                         -----------------
paid, whether or not the closing occurs hereunder, all reasonable out-of-pocket fees and expenses incurred by the Company and by or on behalf of the Purchasers and their Affiliates in connection with the transactions (including, without limitation, reasonable expenses of due diligence, travel expenses, reasonable fees, charges and disbursements of counsel, accountants, experts and consultants). Other than the use of CSI and Donaldson, Lufkin & Jenrette Securities Corporation by the Company, each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary in connection with the Transactions for whose fees or expenses any other party will be liable. Each party agrees to indemnify and hold the other parties to this Agreement harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

          SECTION 8.11.  Press Releases and Public Announcements.  All public
                         ---------------------------------------
announcements or disclosures relating to the transactions contemplated hereby shall be made only if mutually agreed upon by the Company and the Purchasers, except to the extent such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation, provided that (a) any such required disclosure shall only be made, to the extent consistent with law and stock exchange regulation, after consultation with Apollo and Blackstone and (b) no such announcement or disclosure (except as required by law or by stock exchange regulation) shall identify any Purchaser without such Purchaser's prior consent.

          SECTION 8.12.  Assignment; No Third Party Beneficiaries.  This
                         ----------------------------------------
Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Purchasers, which may be withheld in their sole discretion and may not be assigned or delegated by any Purchaser, without the Company's prior written consent, which shall not be unconditionally withheld, except that in each case a Purchaser may assign its rights hereunder to its Permitted Transferee (as that term is defined in the Shareholders Agreement) without being itself relieved of its obligations hereunder on or prior to the Closing. Any assignment or delegation of rights, duties or obligations hereunder made by the Company without the prior written consent of the Purchasers, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as expressly set forth in Section 8.1 or this Section 8.12.

          SECTION 8.13.  Severability. This Agreement shall be deemed severable,
                         ------------
and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          SECTION 8.14.  Counterparts. This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          SECTION 8.15.  Further Assurances.  Each party hereto, upon the
                         ------------------
request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each Purchaser the Shares to be purchased by it hereunder.

          SECTION 8.16.  Remedies Cumulative.  The remedies provided herein
                         -------------------
shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

          SECTION 8.17.  Several Liability of the Purchasers.  Nothing in this
                         -----------------------------------
Agreement shall be construed to impose on any Purchaser any liability for any action or failure to act of any other Purchaser.

          SECTION 8.18.  No Duty to Other Purchasers. Each Purchaser confirms
                         ---------------------------
with each other Purchaser that such Purchaser has conducted its own due diligence in connection with its investment in the Shares and the other Purchasers may therefore have information different from, or additional to, the information possessed by such Purchaser. In addition, although certain of the other Purchasers (the "Supplying Purchasers") may have shared information received by them (including information contained in third party reports prepared for such other Purchasers) with such Purchaser, no representation or warranty is being made with respect to such information by any Supplying Purchaser or any such third party. Nothing in this Section 8.18 is meant to limit any duty, obligation or liability the Company may have to any Purchaser under this Agreement or otherwise.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         ALLIED WASTE INDUSTRIES, INC.


                      By: /s/ Steven M. Helm
                         -------------------
                         Name: Steven M. Helm
                         Title: Vice President

Number of Shares
being purchased from the Company: 284,175

APOLLO INVESTMENT FUND IV, L.P.

By:  Apollo Advisors IV, L.P.
     its General Partner

By:  Apollo Capital Management IV, Inc.
     its General Partner


By:  /s/ David B. Kaplan
     ---------------------------
     Name:  David B. Kaplan
     Title: Vice President



Address for Notice:  c/o Apollo Management IV, L.P.
                     1999 Avenue of the Stars
                     Suite 1900
                     Los Angeles, California  90067

Telephone:  (310) 201-4100

Telecopy:   (310) 201-4198

Number of Shares
being purchased from the Company: 15,825


APOLLO OVERSEAS PARTNERS IV, L.P.

By:  Apollo Advisors IV, L.P.
     its Managing Partner

By:  Apollo Capital Management IV, Inc.
     its General Partner



By:  /s/ David B. Kaplan
     ---------------------------
     Name:  David B. Kaplan
     Title: Vice President



Address for Notice:  c/o Apollo Management IV, L.P.
                     1999 Avenue of the Stars
                     Suite 1900
                     Los Angeles, California  90067

Telephone:  (310) 201-4100

Telecopy:   (310) 201-4198

Number of Shares
being purchased from the Company: 89,163

APOLLO INVESTMENT FUND III, L.P.

By:  Apollo Advisors II, L.P.
     its General Partner

By:  Apollo Capital Management II, Inc.
     its General Partner



By:  /s/ David B. Kaplan
     --------------------------
     Name:  David B. Kaplan
     Title: Vice President



Address for Notice:  c/o Apollo Management, L.P.
                     1999 Avenue of the Stars
                     Suite 1900
                     Los Angeles, California  90067

Telephone:  (310) 201-4100

Telecopy:   (310) 201-4198

Number of Shares
being purchased from the Company: 6,691

APOLLO OVERSEAS PARTNERS III, L.P.

c/o  Apollo Advisors II, L.P.
     its Managing Partner

By:  Apollo Capital Management II, Inc.
     its General Partner



By:  /s/ David B. Kaplan
     --------------------------
     Name:  David B. Kaplan
     Title: Vice President



Address for Notice:  c/o Apollo Management L.P.
                     1999 Avenue of the Stars
                     Suite 1900
                     Los Angeles, California  90067

Telephone:  (310) 201-4100

Telecopy:   (310) 201-4198

Number of Shares
being purchased from the Company: 4,146

APOLLO (UK) PARTNERS III, L.P.

By:  Apollo Advisors II, L.P.
     its Managing Partner

By:  Apollo Capital Management II, Inc.
     its General Partner



By:  /s/ David B. Kaplan
     ----------------------------
     Name:  David B. Kaplan
     Title: Vice President



Address for Notice:  c/o Apollo Management L.P.
                     1999 Avenue of the Stars
                     Suite 1900
                     Los Angeles, California  90067

Telephone:  (310) 201-4100

Telecopy:   (310) 201-4198

Number of Shares
being purchased from the Company: 40,000

APOLLO/AW, LLC

By:  Apollo Management IV, L.P.
     its Manager

By:  AIF IV Management, Inc.
     its General Partner



By:  /s/ David B. Kaplan
     --------------------------
     Name:  David B. Kaplan
     Title: Vice President



Address for Notice:  c/o Apollo Management IV, L.P.
                     1999 Avenue of the Stars
                     Suite 1900
                     Los Angeles, California  90067

Telephone:  (310) 201-4100

Telecopy:   (310) 201-4198

Number of Shares
being purchased from the Company: 277,540.586

BLACKSTONE CAPITAL PARTNERS III
MERCHANT BANKING FUND L.P.,
By:  Blackstone Management Associates III L.L.C.
     its General Partner



By:  /s/ Howard A. Lipson
     --------------------------
     Name: Howard A. Lopson
     Title: Senior Managing Director



Address for Notice:  345 Park Avenue
                     New York, New York  10154

Telephone:  (212) 935-2626

Telecopy:   (212) 754-8710

Number of Shares
being purchased from the Company: 51,459.414

BLACKSTONE OFFSHORE
CAPITAL PARTNERS III L.P.
By:  Blackstone Management Associates III L.L.C.
     its General Partner



By: /s/ Howard A. Lipson
    --------------------------------
     Name: Howard A. Lipson
     Title: Senior Managing Director



Address for Notice:  345 Park Avenue
                     New York, New York  10154

Telephone:  (212) 935-2626

Telecopy:   (212) 754-8710

Number of Shares
being purchased from the Company: 21,000

BLACKSTONE FAMILY
INVESTMENT PARTNERSHIP III L.P.,
By:  Blackstone Management Associates III L.L.C.
     its General Partner



By:   /s/ Howard A. Lipson
     -------------------------
     Name: Howard A. Lipson
     Title: Senior Managing Director



Address for Notice:  345 Park Avenue
                     New York, New York  10154

Telephone:  (212) 935-2626

Telecopy:   (212) 754-8710

Number of Shares
being purchased from the Company:  89,434

GREENWICH STREET CAPITAL PARTNERS II, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:  /s/ Sanjay H. Patel
     -------------------
     Name: Sanjay H. Patel
     Title: Managing Member



Address for Notice:  388 Greenwich Street
                     36/th/ Floor
                     New York, New York  10013

Telephone:  (212) 816-9628

Telecopy:   (212) 816-0166

Number of Shares
being purchased from the Company:  3,030

GSCP OFFSHORE FUND, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:  /s/ Sanjay H. Patel
     -------------------
     Name: Sanjay H. Patel
     Title: Managing Member



Address for Notice:  388 Greenwich Street
                     36/th/ Floor
                     New York, New York  10013

Telephone:  (212) 816-9628

Telecopy:   (212) 816-0166

Number of Shares
being purchased from the Company:  1,864

GREENWICH FUND, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:  /s/ Sanjay H. Patel
     -------------------
     Name: Sanjay H. Patel
     Title: Managing Member



Address for Notice:  388 Greenwich Street
                     36/th/ Floor
                     New York, New York  10013

Telephone:  (212) 816-9628

Telecopy:   (212) 816-0166

Number of Shares
being purchased from the Company:  5,231

GREENWICH STREET EMPLOYEES FUND, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:  /s/ Sanjay H. Patel
    --------------------
     Name: Sanjay H. Patel
     Title: Managing Editor



Address for Notice:  388 Greenwich Street
                     36/th/ Floor
                     New York, New York  10013

Telephone:  (212) 816-9628

Telecopy:   (212) 816-0166

Number of Shares
being purchased from the Company:  441

TRV EXECUTIVE FUND, L.P.

By:  GREENWICH STREET
     INVESTMENTS II, L.L.C.,
     its General Partner



By:  /s/ Sanjay H. Patel
     -------------------
     Name: Sanjay H. Patel
     Title: Managing Member



Address for Notice:  388 Greenwich Street
                     36/th/ Floor
                     New York, New York  10013

Telephone:  (212) 816-9628

Telecopy:   (212) 816-0166

Number of Shares
being purchased from the Company:  14,136

DLJMB FUNDING II, INC.



By:  /s/ Ari Benacerraf
    ----------------------
     Name: Ari Benacerraf
     Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  69,292

DLJ MERCHANT BANKING PARTNERS II, L.P.

By:  DLJ Merchant Banking II, Inc.
     Managing General Partner


By:  /s/ Ari Benacerraf
    ---------------------
     Name: Ari Benacerraf
     Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  2,760

DLJ MERCHANT BANKING PARTNERS II-A, L.P.

By:  DLJ Merchant Banking II, Inc.
     Managing General Partner



By:  /s/ Ari Benacerraf
     ---------------------------
     Name: Ari Benacerraf
     Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  4,051

DLJ DIVERSIFIED PARTNERS, L.P.

By:  DLJ Diversified Partners, Inc.
     Managing General Partner


By:  /s/ Ari Benacerraf
     --------------------------
     Name: Ari Benacerraf
     Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  1,504

DLJ DIVERSIFIED PARTNERS-A, L.P.

By: DLJ Diversified Partners, Inc.
    Managing General Partner



By: /s/ Ari Benacerraf
    -------------------------------
    Name: Ari Benacerraf
    Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  1,120

DLJ MILLENNIUM PARTNERS, L.P.

By: DLJ Merchant Banking II, Inc.
    Managing General Partner



By: /s/ Ari Benacerraf
   --------------------------------
    Name: Ari Benacerraf
    Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  219

DLJ MILLENNIUM PARTNERS-A, L.P.

By: DLJ Merchant Banking II, Inc.
    Managing General Partner



By: /s/ Ari Benacerraf
    -------------------------------
    Name: Ari Benacerraf
    Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  133

DLJ FIRST ESC L.P.

By: DLJ LBO Plans Management Corporation
    General Partner



By:  /s/ Ivy Dodes
    -------------------
    Name: Ivy Dodes
    Title: Vice President


Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  3,407

DLJ OFFSHORE PARTNERS II, C.V.

By: DLJ Merchant Banking II, Inc.
    Managing General Partner



By:  /s/ Ari Benacerraf
    ---------------------
    Name: Ari Benacerraf
    Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  311

DLJ EAB PARTNERS, L.P.

By: DLJ LBO Plans Management Corporation
    General Partner



By:  /s/ Ari Benacerraf
    ---------------------
    Name: Ari Benacerraf
    Title: Principal



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

Number of Shares
being purchased from the Company:  13,067

DLJ ESC II L.P.

By: DLJ LBO Plans Management Corporation
    General Partner



By:  /s/ Ivy Dodes
    ------------------
    Name: Ivy Dodes
    Title: Vice President



Address for Notice:  277 Park Avenue
                     New York, New York  10172

Telephone:  (212) 892-3000

Telecopy:   (212) 892-7272

                                  Schedule 1
                                  ----------

                                                                                        Purchase
                                                                Shares                    Price
                                                            --------------         -----------------
Apollo Investment Fund IV, L.P.                               284,175.000          $  284,175,000.00
Apollo Overseas Partners IV, L.P.                              15,825.000              15,825,000.00
Apollo Investment Fund III, L.P.                               89,163.000              89,163,000.00
Apollo Overseas Partners III, L.P.                              6,691.000               6,691,000.00
Apollo (UK) Partners III, L.P.                                  4,146.000               4,146,000.00
Apollo/AW LLC                                                  40,000.000              40,000,000.00
Blackstone Capital Partners III Merchant Banking Fund L.P.    277,540.586             277,540,586.00
Blackstone Offshore Capital Partners III L.P.                  51,459.414              51,459,414.00
Blackstone Family Investment Partnership III L.P.              21,000.000              21,000,000.00
Greenwich Street Capital Partners II, L.P.                     89,434.000              89,434,000.00
GSCP Offshore Fund, L.P.                                        3,030.000               3,030,000.00
Greenwich Fund, L.P.                                            1,864.000               1,864,000.00
Greenwich Street Employees Fund, L.P.                           5,231.000               5,231,000.00
TRV Executive Fund, L.P.                                          441.000                 441,000.00
DLJMB Funding II, Inc.                                         14,136.000              14,136,000.00
DLJ Merchant Banking Partners II, L.P.                         69,292.000              69,292,000.00
DLJ Merchant Banking Partners II-A, L.P.                        2,760.000               2,760,000.00
DLJ Diversified Partners, L.P.                                  4,051.000               4,051,000.00
DLJ Diversified Partners-A, L.P.                                1,504.000               1,504,000.00
DLJ Millennium Partners, L.P.                                   1,120.000               1,120,000.00
DLJ Millennium Partners-A, L.P.                                   219.000                 219,000.00
DLJ First ESC L.P.                                                133.000                 133,000.00
DLJ Offshore Partners II, C.V                                   3,407.000               3,407,000.00
DLJ EAB Partners, L.P.                                            311.000                 311,000.00
DLJ ESC II, L.P.                                               13,067.000              13,067,000.00
                                                            -------------          -----------------
 Totals                                                     1,000,000.000          $1,000,000,000.00
                                                            =============          =================